LOAN AGREEMENT

Parties: The undersigned is Com2000, Inc., the Borrower, and the Lender is Webplus, Inc..

Date of Agreement: December 31, 2021.

Promise to Pay: On the earliest of January 1 or within 1 month from from the date that the Borrower will go public (the SEC declares the Com2000 S-1 registration statement effective), Borrower promises to pay to Lender 2,000.00 dollars ($2,000) and interest as well as other charges avowed below.

Accountability: Although this agreement may be signed below by more than one person, each of the undersigned understands that they are each as individuals responsible and jointly and severally liable for paying back the full amount.

Breakdown of Loan: Borrower will pay: Amount of Loan: $ 2,000

Amount financed: $ 2,000

Finance charge: $0

Total of payments: $ 2,000

ANNUAL PERCENTAGE RATE: 0%

Repayment: Borrower will pay back in the following manner: Borrower will repay the amount of this note in one (1) lump sum payment in common stock of Com2000 or in cash or cash equivalent.

Prepayment: Borrower has the right to pay back the whole exceptional amount at any time.

Late Charge: Any payment not remunerated within ten (10) days of its due date shall be subject to a belatedly charge of 5% of the payment.

Security: To protect Lender, Borrower gives what is known as a security interest or mortgage in: None.

Default: If for any reason Borrower not succeeds to make any payment on time, Borrower shall be in default. The Lender can then order instant payment of the entire remaining unpaid balance of this loan, without giving anyone further notices. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge Borrower interest on the unpaid balance at twenty percent (20%) per year.

Collection fees: If this note is placed with a legal representative for collection, then Borrower agrees to pay an attorney's fee of fifteen percent (15%) of the voluntary balance. This fee will be added to the unpaid balance of the loan.

Agreed: December 31, 2021

Lender	Borrower

/s/ Jacob Lakhany	/s/ Victor Tong
Webplus, Inc.	Victor Tong, Director